ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement") is entered into on January 16, 2003, by and between CLAIRCOM COMMUNICATIONS GROUP, INC., (doing business as AT&T Wireless Services, Aviation Communications Division, a Delaware corporation,) having its principal place of business at 1100 Second Avenue, Suite 300, Seattle, Washington 98101 ("Seller"), and Sky Way Aircraft, Inc., a Nevada corporation, having its principal place of business at 2701 N. Rocky Point Dr. Suite 1150, Tampa, Florida 33607 ("Buyer").

In consideration of the mutual covenants, conditions and terms set forth in this Agreement, Seller and Buyer agree as follows:

1.   Purchase and Sale, Assignment and License
1.1 Assets Included
Seller shall sell, assign or license to Buyer certain of seller's rights, titles and interests in and to certain assets as set forth below (the "Assets"), and Buyer shall accept the same, all on the terms and conditions set forth in this Agreement.

1.2  Equipment
Seller shall sell, convey, assign and transfer to Buyer the equipment, components, parts, servers and other items of tangible personal property listed in Schedule A-1 of Exhibit A of this Agreement (the "Equipment") pursuant to and in accordance with a bill of sale substantially in the form of the Bill of Sale attached as Exhibit A (the "Bill of Sale").

1.3   Assigned Patent Rights
No patent rights are assigned under the present agreement.   The
parties agree to negotiate in good faith to attempt to arrive at a mutually agreeable separate contract for assignment to Buyer all of its right, title and interest in the patents and patent
applications listed in Exhibit B to this Agreement.   If the
parties are unable to arrive at a mutually acceptable agreement prior to 05 February 2003, then assignment negotiations will terminate on 28 February 2003 and Seller has no obligation to
assign any patent rights to Buyer.   Thus, after termination of
negotiations, Seller may license or assign the patents and patent
applications listed in Exhibit B to any third party.   Until 28
February 2003, Seller agrees not to assign the patents and patent applications listed in Exhibit B to third parties.

1.4   Licensed Patent Rights
No patent licenses, express or implied, are granted under the present agreement. The parties agree to negotiate in good faith to arrive at a mutually agreeable separate contract for non-exclusive, perpetual license to Buyer of certain mutually agreed rights in the patents and patent applications listed in Exhibit C
of this Agreement.   If the parties are unable to arrive at a
mutually acceptable agreement prior to 05 February 2003, then license negotiations will terminate on 28 February 2003 and Seller
has no obligation to license any patent rights to Buyer.   Thus,
after termination of negotiations, Seller may license or assign the patents and patent applications listed in Exhibit C to any third parties.

1.5 Ground Station Site Information
Promptly after the Closing Date (as defined below), Seller shall deliver to Buyer a copy of a database of certain contact information for the lessors of certain ground station sites previously used or intended for use by Seller for a proposed wireless communication network for communications between ground-based stations and aircraft cockpits, together with a copy of such additional information relating to Seller's abandoned business plan for such a network as may be agreed upon in writing by Seller and Buyer (collectively, the "Ground Station Site Information"); provided, however, that (a) Seller shall not be obligated to disclose or delver any such information to the extent restricted by Seller's confidentiality obligations to any third party (as
determined after February 28, 2003.   SELLER MAKES NO
REPRESETATIONS OR WARRANTY REGARDING ANY SUCH INFORMATION, INCLUDING< WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY THAT SUCH INFORMATION IS COMPLETE OR ACCCURATE.

1.6 Assets Excluded
All other assets of Seller are excluded from the transactions hereunder.

2.   Price and Terms
2.1 Purchase Price
The aggregate price payable by Buyer under this Agreement for the transfer of the Equipment, the delivery of Ground Station Site Information, and reservation of negotiation period for assignment and license of patent rights (collectively, the "Transactions") shall be Five Hundred Thousand Dollars ($500,000) (the "Purchase
Price").   The Purchase Price shall be allocated among the
Transactions as follows:

Two Hundred Fifty Thousand Dollars ($250,000) for the Equipment; Two Hundred Thousand Dollars ($200,000) for the Ground Station Site Information; and Fifty Thousand Dollars ($50,000) for the constraint on Claircom's ability to assign the patents to other
interested parties during the negotiation period.   If the parties
arrive at mutually acceptable terms for assignment and license of rights to patents and applications listed in Exhibit B and Exhibit C, respectively, the aggregate price for such assignment and license will be One Million Dollars ($1,000,000).

2.2   Payment of Purchase Price
The Purchase Price shall be paid as follows:
(a) Upon execution of this Agreement, Buyer shall deliver to Seller cash in the amount of Two Hundred and Fifty Thousand Dollars ($250,000) as an initial, non-refundable payment to be applied against the payment for the Ground Station Site Information and negotiation period portions of the Purchase Price (which sum is referred to as the "Initial Payment").

(b)   Buyer shall deliver to Seller the balance of the Purchase
Price (i.e., $250,000) in cash on or before May 30, 2003.

3.   Representations and Warranties
3.1   Seller's Representations and Warranties
Seller represents and warrants that, to the actual knowledge of its officers, as of the date of this Agreement:
(a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Washington, and has full corporate power and authority to own the Assets: and
   (b) This Agreement has been duly authorized and approved, and the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill the obligations of Seller to be performed under this Agreement on or before the Closing Date
have been duly authorized and approved.   Except as otherwise
provided herein, this Agreement and all documents executed by Seller that are to be delivered to Buyer at the Closing are legal, valid and binding obligations of Seller, and do not, or shall not, violate any provisions of nay agreement, or judicial order to which Seller is a party or to which it is subject.

3.2 Buyer's Representations and Warranties
Buyer represents and warrants that, as of the date of this
Agreement:

(a) Buyer is a corporation duly organized, validly existing, is in good standing under the laws of the State of Nevada and is qualified to do business in each jurisdiction in which such qualification is necessary, and has full corporate power and
authority to own its property.   This Agreement has been duly
authorized and approved, and the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill the obligations of Seller to be performed under this Agreement on have been duly authorized and approved.

(b) This Agreement and all documents executed by Buyer that are delivered to Seller at the Closing are legal, valid, and binding obligations of Buyer, and do not, or shall not, violate any provisions of any agreement, or judicial order to which Buyer is a party or to which it is subject.

(c) There is no litigation pending or, to Buyer's Knowledge, threatened, against Buyer that materially and adversely affect the ability of Buyer to perform its obligations under this Agreement.

(d) All financial statements provided to Seller fairly and accurately present the financial position of Buyer as of their respective dates of the balance sheets included in the financial statements, and the results of Buyer's operations for the
respective period indicated.   Since the date of the last
financial statement provided to Seller, there has been no material adverse change in the financial condition of Buyer.

4. Closing
4.1 Closing Date

The Transactions described in this Agreement shall be consummated
("Closing") on January   , 2003 or such other date as may be
agreed upon by Seller and Buyer in writing (the "Closing Date").

4.2   Delivery by Seller to Buyer
At or before the Closing, Seller shall deliver to Buyer:
(a) the Bill of Sale duly executed by an authorized representative of Seller; and
(b) such resolutions, certificates, authorizations, or other corporate documents or agreements relating to Seller regarding the execution and consummation of this Agreement.

4.3  Delivery by Buyer to Seller
At or before the Closing, Buyer shall deliver to Seller
(a) the Bill of Sale duly executed by and authorized representative of Buyer; and
(b)  the Initial Payment:
(c) such resolutions, certificates, authorizations, or other corporate documents or agreement relating to Seller regarding the execution and consummation of this Agreement.

4.4  Other Instruments
Seller and Buyer shall each deliver such other instruments and documents as are reasonably required to consummate the Transactions in accordance with the terms of this Agreement.

4.5   Costs
Buyer shall pay all sales taxes, or use taxes or both, which arise out of the Transactions under this Agreement. Buyer and Seller
shall bear their own costs for professional fees.   Buyer shall
also pay all filing, recording and miscellaneous charges.   All
other expenses incurred by or on behalf of Buyer and Seller in connection with the authorization, preparation and consummation of this Agreement, including without limitation, all fees and expenses of agents, representatives, attorneys and accountants employed by the parties in connection with their preparation, execution and consummation of this agreement shall be born solely by the person who shall have incurred the same.

5.   Indemnification
(a) Except as otherwise expressly provided in this Agreement or the Bill of Sale, Seller shall defend, protect, indemnify and hold Buyer free and harmless from any and all claims, losses, damages, injuries, lien and liabilities arising from the operation of ownership of, or in connection with, the Assets, based on events occurring before the Closing Date and for Seller's breach of this
Agreement, whenever such breach occurs.   The provisions of this
Section 5a) shall terminate upon the expiration of a one (1) year period, commencing upon the Closing Date, provided however, as to any such claim or demand asserted by a third party which is pending or unresolved at the end of such period, such claim or demand shall continue to be covered by the provisions of this Section until finally terminated or otherwise resolved.
(b) Except as otherwise expressly provided in this Agreement or the Bill of Sale, Buyer shall defend, protect, indemnify and hold seller free and harmless from any and all claims, losses, damages, injuries, and liabilities arising from the transfer, operation, or or ownership of the Equipment after the Closing Date and for Buyer's breach of its obligations under this Agreement whenever such breach occurs.
(c) In the event either party hereto receives notice of a claim or demand against which it is entitled to indemnification pursuant to this Section 5, such party shall promptly give notice to the
other party to this Agreement.   The party obligated to indemnify
shall immediately take such measures as may be reasonably required to properly and effectively defend such claim, and may defend with counsel of its own choosing approved by the other party (which
approval shall not be unreasonably withheld or delayed).   If the
party obligated to indemnify fails to properly and effectively defend such claim, then the party entitled to indemnification may defend such claim with counsel of its own choosing at the expense of the party obligated to indemnify.

6.   General Provisions
6.1   Notices
Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party by the other party to this Agreement shall be in writing and shall be deemed duly served when personally delivered to the party to whom they are directed, or in lieu of such personal service, three (3) business days after deposited in the United States mail, postage prepaid, certified or registered, addressed:

To Buyer at:   Sky Way Aircraft, Inc.
2701 N. Rocky Point Dr., Suite 1150
Tampa, FL 33607
Attention:  Richard R. Rohde
Facsimile: (425) 453-7350

To Seller at:   AT&T Aviation Communications Group, Inc.
D/b/a/ AT&T Wireless Services.
Aviation Communications Division
1100 Second Avenue, Suite 200
Seattle, Washington 98101
Attention: Legal Department
Facsimile: (206) 515-8259

With a Copy to:

Perkins Coi
411-108th Avenue NE, Suite 1800
Bellevue, WA 98004
Attention: Richard R. Rohde
Facsimile: (425) 453-7350

With a Copy also to:
AT&T Wireless Services, Inc.
16221 NE 72nd Way
Redmond, WA 98052
Attn: Vice President and Chief Counsel -
Technology Development, Network Services & Intellectual Property
Facsimile: (425) 580-1767

6.2   Attorneys' Fees
If either party brings an action or proceeding (including any cross-complaint, counterclaim, or third-party claim) against the other party by reason of a default by the other party or otherwise arising out of this Agreement, the non-prevailing party shall pay to the prevailing party in the action or proceeding all of the prevailing party's costs and expenses of suit, including reasonable attorneys' fees, which shall be payable whether or not
such action is prosecuted to judgment.   "Prevailing party" shall
include a party who dismisses an action for recovery in exchange for payment of the sums allegedly due, performance of covenants allegedly breached, or consideration substantially equal to the
relief sought in the action.   Attorneys' fees under this Section
shall include attorneys' fees on any appeal and in any bankruptcy or similar or related proceeding in federal or state courts, and in addition, a party entitled to attorneys' fees shall be entitled to all other reasonable costs and expenses incurred in connection with such action. Attorney fees shall also include post-judgment
collection costs.   This Section shall survive and not be merged
into any judgment awarded to either party.

6.3   Modification
No modifications, amendments or changes hereof shall be binding on either party unless set forth in writing, duly executed by both parties.

6.4   Successors and Assigns
This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and
assigns.   This Agreement may not be transferred or assigned by
Buyer without the express written consent of Seller.

6.5 Law Governing
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made between residents of and to be performed wholly within such
State.   The parties hereby irrevocably submit to the jurisdiction
of the state and federal courts located in King County, State of Washington, for all actions, suits or proceedings arising in connection with this Agreement, and to service of process by United States Postal Service certified mail addressed to the intended recipient at its address for notices under Section 6.1. Sky Way shall not commence or prosecute any suit, proceeding or claim arising in connection with this Agreement, other than in the above courts.

6.6   Counterparts
It is specifically agreed that this Agreement may be executed in one or more counterparts, all of which shall be taken together to constitute and the same instrument and shall be binding upon each party who may sign a counterpart of this Agreement.

6.7   Time of the Essence
Time is of the essence under this Agreement.

6.8   Severability
Invalidation of any of the provisions contained in this Agreement, by judgment or court order shall in no way affect any of the other provisions of this Agreement and the same shall remain in full force and effect, unless enforcement of this Agreement of this Agreement as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would frustrate the purposes of this Agreement.

6.9   Waiver
The failure of a party to insist upon or enforce strict performance by any of the provisions of this Agreement, or to exercise any right or remedy under this Agreement, shall not be interpreted or construed as a waiver or relinquishment to any extent of that party's right to assert or rely upon any such provisions, rights or remedies in that or any other instance; rather, the same be and remain in full force and effect.

6.10   Exhibits
The Exhibits and Schedules to Exhibits to which reference is made in this Agreement are deemed incorporated into this Agreement in their entirety by reference.

6.11   Entire Agreement
This Agreement, the Exhibits, and any documents and instruments delivered under this Agreement contain all the representations and the entire agreement between the parties with respect to the
transactions contemplated by this Agreement.   Except as otherwise
specified in this Agreement, any prior correspondence, memoranda, agreements, warranties or representations are superceded in total by this Agreement and Exhibits, and such documents and instruments.

6.12   Construction of Agreement
The captions preceding the text of each Article, Section, and subsection are included only for convenience of reference and shall be disregarded in the construction and interpretation of
this Agreement.   Whenever required by the context, the singular
shall include the plural and vice versa, and the masculine gender shall include the feminine or neuter genders, or vice versa.

6.13   Further Assurances
Each party shall take all actions and do all things, and execute, with acknowledgement or affidavit if required, any and all documents and writings that may be necessary or proper to achieve the purposes and objectives of this Agreement.

6.14   Confidentiality
Buyer and Seller agree that all negotiations regarding the Transactions and this Agreement shall remain confidential and that no press or other publicity release or communication to the general public concerning this transaction shall be issued without the other party's prior approval. Notwithstanding the foregoing, the parties agree that Buyer may issue a press release after the Closing Date announcing the consummation of the Transactions; such press release shall be subject to Seller's prior written approval.

6.15   Buyer's Access to the Assets Before Closing
Neither Buyer nor Buyer's agents nor representatives shall enter onto the premises where any Assets are located at anytime without the prior express approval by Seller.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

"SELLER"         AT&T AVIATION COMMUNICATIONS GROUP, INC.,
                   doing business as AT&T Wireless Services, Aviation Communications Division

BY:   /s/Christopher E. Nelson
----------------------------------------------------
PRINTED NAME:   Christopher E. Nelson
TITLE:   V. P & C.O.O.

"BUYER"             SKY WAY AIRCRAFT, INC.
BY:     /s/James S. Kent
-----------------------------------------------------


Schedule of Exhibits
Exhibit A         Bill of Sale
Exhibit B         Patents and Applications for Potential
Assignment to Buyer
Exhibit C         Patents and Applications for Potential License
to Buyer




EXHIBIT A

BILL OF SALE

This Bill of Sale is made and entered into as of January     ,
2003, by and between Claircom Communications Group, Inc. A Delaware Corporation, doing business as AT&T Wireless Services, Aviation Communications Division, ("Sell") and Sky Way Aircraft, Inc., a Nevada corporation ("Buyer"), pursuant to that certain Asset Purchase Agreement by and between Seller and Buyer, dated
                     , 2003 (the "Asset Purchase Agreement").
Seller and Buyer agree as follows:
1.   Transfer.   Subject to and in accordance with the terms and
conditions of this Bill of Sale, Seller hereby sells, conveys, assigns and transfers to Buyer all of the equipment, components, parts, servers and other items of tangible personal property listed in attached Schedule A-1 (the "Equipment").
2.   Payment(s).   Buyer shall pay to Seller a purchase price for
the Equipment equal to $300,000 (the "Purchase Price") payable [upon the signature and delivery of this Bill of Sale by each party] on or before March 30, 2003.

3.   Taxes.   Buyer shall promptly pay or reimburse Seller for all
property, bulk sales, sales, use or similar taxes, and all filing, recording, transfer and similar fees, payable to any governmental authority arising from the transactions under this Bill of Sale.

4.   Delivery.   All of the Equipment has been or shall be
delivered to Buyer at the location where the Equipment is located
as of the date of this Bill of Sale ("Delivery Site").   Buyer
shall be solely responsible for removing and transporting the
Equipment from the Delivery Site.   Seller shall provide with
access to the Delivery Site during Seller's normal business hours to the extent reasonably needed to remove and transport the
Equipment.   Buyer shall comply with Seller's security and other
rules and regulations while on Seller's premises.   Without
limiting any other remedies Sell may have under this Bill of Sale or otherwise, Buyer shall pay to Seller a storage fee of One Hundred Dollars ($100.00) per day for each whole or partial day that any time of Equipment remains at Seller's premises after
January 10, 2003.   Seller may, at Buyer's expense, remove and
destroy or otherwise dispose of any Equipment not removed from Seller's premises on or before January 17, 2003.

5.   Risk of Loss.   All risk of loss of the Equipment shall pass
to Buyer upon the date of this Bill of Sale.

6.   Embedded Software.   Some of the Equipment may contain and be
delivered by Seller with certain computer programs or other software developed and owned by Seller ("Embedded Software"). Seller hereby grants to Buyer a fully paid-up, non-exclusive license to any of Seller's copyrights in the Embedded Software that are necessary to use the Embedded Software for the limited purpose of operating, upgrading, or replacing the Equipment on which it is delivered, in support of an air-to-ground
communication network.   Further, Buyer shall not distribute or
publish any of the Embedded Software.   Buyer may modify or
upgrade the Embedded Software.   Seller shall not have any
obligation to provide any corrections, modifications, updates or other support for any of the Embedded Software.

7.   Third Party Software.   This Bill of Sale is not intended to
transfer to Buyer any license, right, title or interest in or to any third party software that may be installed on or required for
the use or operation of the Equipment.   If the Buyer acquires
possession of any such third


party software in connection with acquiring possession of the Equipment pursuant to this Bill of Sale, Buyer shall, upon identification of any such software, immediately return to Seller, destroy or obtain from third parties appropriate licenses or other rights to such software.

8.   Seller's Limited Warranty and Covenant.   Seller warrants
that: (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) Seller has all necessary corporate power and authority to execute and deliver this Bill of Sale and perform its obligations hereunder; and (c) to the knowledge of its Chief Financial Officer, the Equipment is sold, conveyed, assigned and transferred to Buyer free and clear of any and all mortgages, deeds of trust, security interests and other liens arising by,
through or under Seller.   Seller covenants that, to the extent
any Equipment is not free and clear of any and all mortgages, deeds of trust, security interests and other liens arising by, through or under Seller, Seller will use commercially reasonable efforts to remove the same.

9.   Buyer's Warrants.   Buyer warrants that:  (a) Buyer is a
corporation duly organized, validly existing and in good standing under the laws of the state of Nevada; and (b) Buyer has all necessary corporate power and authority to execute and deliver this Bill of Sale and perform its obligations hereunder.

10.   Disclaimer; Waiver.   BUYER ACCEPTS THE EQUIPMENT AND
EMBEDDED SOFTWARE "AS IS," "WHEREIS" and "WITH ALL FAULTS AND DEFECTS". EXCEPT AS SPECIFICALLY SET FORTH IN PARAGRAPH 6, SELLER DISCLAIMS, AND BUYER WAIVES AND RELEASES, ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT AND THE EMBEDDED SOFTWARE INCLUDING, WIHTOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, OR NONINFRINGEMENT, AND ANY WARRANTIES ARISING BY LAW, FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, OR OTHERWISE. WITHOUT LIMITING THE FOREGOING, SELLER DISCLAIMS ANY WARRANTY AS TO THE CONDITION, NATURE, FUNCTION, PERFORMANCE, CAPACITY, RESPONSIVENESS, QUALITY, DURABILITY, SUITABILITY, FITNESS, SAFETY, SOURCE OR OTHER CHARACTERISTICS OF ANY EQUIPMENT OR EMBEDDED SOFTWARE, AND BUYER WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES WITH RESPECT TO THE SAME (INCLUDING, BUT NOT LIMITED TO, CLAIMS IN TORT, WHETHER OR NOT ARISING IN WHOLE OR PART FROM SELLER'S FAULT, STRICT LIABILITY OR NEGLIGENCE). ANYDESCRIPTION OF THE EQUIPMENT OR EMBEDDED SOFTWARE CONTAINED IN THIS BILL OF SALE IS SOLELY FOR IDENTIFICATION PURPOSES AND DOES NOT CONSTITUTE ANY WARRANT OR REPRESENTATION THAT THE EQUIPMENT OR EMBEDDED SOFTWARE CONFORMS TO SUCH DESCRIPTION.

11.   Acknowledgement.   Buyer acknowledges that(a) Buyer has
inspected and tested the Equipment and Embedded Software as fully as it desires; (b) Buyer accepts the Equipment and Embedded Software in its present condition and state of repair; and (c) Seller is not a merchant with respect to any Equipment or Embedded Software.

12.   Buyer's Indemnity.   Buyer shall defend, indemnify and hold
harmless Seller and its successors and assigns from and against any claims, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of or in connection with any (a) use, possession, operation, disposition or ownership of, and any defect or deficiency in, any Equipment or Embedded Software after the date of this Agreement; (b) acts or omissions of Buyer or its representatives while on Seller's premises; and (c) possession, copying, reproduction, making of derivative works based upon, distribution, performance, display, compilation, translation or use of any third party computer programs or other software contained on or in the Equipment by or through Buyer, even if such software was made available to Buyer
by Seller.   Seller shall promptly notify Buyer of any such claim,
cooperate with Buyer in connection with the defense and settlement of the claim and not settle the claim without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed.

13.   Limitations of Liability.   IN NO EVENT SHALL SELLER BE
LIABLE TO BUYER UPON ANY CLAIM, WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE, FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS OR LOST BUSINESS.
SELLER'S LIABILITY FOR ANY AND ALL CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS BILL OF SALE (INCLUDING, WITHOUT LIMITATION, ANY BREACH OR NONPERFORMANCE HEREUNDER) SHALL NOT EXCEED, IN THE AGGREGATE, FIFTY PERCENT (50%) OF THE PURCHASE PRICE ACTUALLY PAID BY BUYER AND RECEIVED BY SELLER UNDER SECTION 2 OF THIS AGREEMENT.

14.   Compliance With Laws.   Buyer shall comply with all
applicable laws, rules, regulations, orders and other requirements of any governmental authority having jurisdiction with respect to the removal, use, possession, operation, ownership and disposition of the equipment (including, without limitation, all such requirements related to the disposal of hazardous or toxic waste, material or substances).

15.   Additional. Action.   Each party shall take such additional
action (including, without limitation, the execution and delivery of separate bills of sale, certificates and other documents) as may reasonably be requested ed by the other party to effect, perfect or evidence any of the transactions or provisions set forth in this Bill of Sale; provided, that the requesting party pays or reimburses any and all of the out-of-pocket costs and expenses (including, but not limited to, attorneys' fees) reasonably incurred by the other in connection with any such action.

16.   Successors and Assigns.   This Bill of Sale shall be binding
upon, inure to the benefit of and been enforceable by each of the parties and their respective successors and assigns.

17.   Entire Agreement.   This Bill o Sale (including the attached
or referenced Schedules) constitutes the entire agreement, and supersedes any and all prior agreements, between the parties with
regard to the Equipment.   Without limiting the generality of the
foregoing, in the event of any conflict or inconsistency between any provision of this Bill of Sale and any provision of the Asset Purchase Agreement, the provision of this Bill of Sale shall
control.   No amendment, modification or waiver of any provision
of this Bill of Sale shall be valid unless set forth in a written instrument signed by the party to be bound thereby.



IN WITNESS WHEREOF, the parties have entered into this Bill of Sale as of the date first set forth above.

Seller:
Claircom Communications Group, Inc.

By:

Printed name
Title

Buyer:
Sky Way Aircraft, Inc.

By:

Printed Name:
Title:




Schedule A-1
To
Bill of Sale

Equipment

Seattle:

Network hardware
The following network equipment presently located at the Claircom space at 1100 Second Avenue, Seattle:

1 GTAS/OPS processor, which is a SPARC 20 system with:
   (2) 60-MHz processors
(1) 128 MB of RAM
(2) 1 GB internal disks on the first SCSI controller
(4)2 GB external disks on the second SCSI controller
(1) 1 GB external disk unmirrored
(1) 4-mm DAT Tape Drive on the first SCSI controller, address 4
1 CD-ROM Drive on the first SCSI controller, address 6
3 LAN interface cards
2 active twisted pair Ethernet ports
1 SUN microsystems monitor
1 SUN Microsystems keyboard and mouse
1 DCB MSU-5 Modem Sharing Unit (used to connect to Crossover
Switch)

2 Call Servers, which both are SPARC 20 systems each configured with:
(2) 60-MHz processors
(1) 128 MB of RAM
(2) 1 GB internal disks on the first SCSI controller
(4) 2 GV external disks on the second SCSI controller
(1) 4-mm DAT Tape Drive on the first SCSI controller, address 4
1 CD-ROM Drive on the first SCSI controller, address 6
3 LAN interface cards
2 active twisted pair Ethernet ports
1 Aurora Multiport Model 401S synchronous interface card
1 SUN Microsystems monitor
1 SUN Microsystems keyboard and mouse
1 Motorola CODEX modem model 3512 (terminates 9.6 circuit)

3 Lucent Technologies CVIS MAP/100p Conversant systems, each configured with:
1 VGA video card
1 SCSI controller card
(1) 2 GB SCSI hard disk drives
(2) AYC21 T1 Interface cards configured as T1 cards 0-2
1 monitor
1 keyboard



1 Cisco Virtual Central Office/40000 port (VC)/4k) Switch configured with:
2 Combined Controller cards each configured with:
CPU, 3.5" Floppy Drive, Hard Drive and SWI
2 Network Bus Controller (NBC3) cards
3 Interface Controller Cards (ICC)
1 Service Platform Card (SPC)
2 Power Supplies
2 Alarm Arbiter Cards (AAC)
2 Intergrated Prompt/Records Cards (IPRC)
1 console terminal
1 printer
2 Dataprobe A/B Switches

1 Electro Standards Laboratories, Inc.  Model 7025 Remote Control
Crossover Switch
Version 2.0 (used to swithch 9.6 circuits between Call Servers)
1 Cisco 4000 Router
3 BayNetworks Baystack 304 Ethernet Switch
1 DCB Access Switch
1 Xyplex MAXserver 1640 Terminal Server

Telco Equipment
The following telco equipment presently located at the Claircom space at 1100 Second Avenue, Seattle:

3 DSX Panel (bantam to wire)
3 DSX Panel (bantam to RJ45)
1 Lorain 120V - 56 VDC Model MZ12CAB Rectifier
3 AT&T Pardyne Comsphere 3000 CSU rack
2 SNMP LAN adapter
3 AT&T Paradyne SDU installed in each CSU rack
6 AT&T Paradyne CSUs model 3151 installed in CSU rack

Other Equipment
Such additional equipment, components, parts and servers that Seller may designate and set aside for Buyer at Sesller's facility located at 1100 Second Avenue., Seattle, WA prior to the Closing
Date.

Partial inventory of "Other Equipment"
2 ea. Spectrum Analyzer
Oscililoscope
Aircraft Cables
Type II rack and cables
Type III rack and cables
1 box Zone Telephony boxes
1 box Seat Telephony boxes
2 ea. lab laptops 2 ea. lab test stations
3 ea. Aircraft Maintenance Terminals
2 ea. CT racks
CE rack
Aircraft breakout box
BBU/CTU/RFU test bench
4 ea. PSU
4 ea. RFU
4 ea. BBU
4 ea. CTU
1 RT800
2 ea. Techelecs
1 toolbox
16 ea. desks and workstations
miscellaneaous solder equipment
miscellaneous airfax equipment

Dallas:
The following equipment presently located in Dallas, Texas:

1 GTAS/OPS processor, which is a SPARC 20 system with:
(2) 60-MHz processors
(1) 128 MB of RAM
(2) 1 GB internal disks on the first SCSI controller
(4) 2 GB external disks on the second SCSI controller
(1) 1 GB external disk unmirrored
(1) 4-mm DAT Tape Drive on the first SCSI controler, address 4
1 CD-ROM Drvie on the first SCSI controller, address 6
3 LAN interface cards
2 active twisted pair Ethernet ports
1 SUN Microsystems monitor
1 SUN Microsystems keyboard and mouse
1 DCB MSU-5 Modem Sharing Unit (used to connect to Crossover
Switch)

2 Call Servers, which both are SPARC 20 systems each configured with:
(2) 60-MHz processors
(1) 128 MB of RAM
(2) 1 GB external disks on the first SCSI controller
(4) 2 GB external disks on the second SCSI controller
(1) 4-mm DAT tape Drive on the first SCSI controller, address 4
1 CD-ROM Drive on the first SCSI controller, address 6
3 LAN interface cards
2 active twisted pair Ethernet ports
1 Aurora Mulitport Model 401S synchronous interface card
1 SUN Microsystems monitor
1 SUN Microsystems keyboard and mouse
1 Motorola CODEX modem model 3512 (terminates 9.l6 circuit)

1 Cisco 4000 Router
3 BayNetworks Baystack 304 Ethernet Switch
1 Xyplex MAX server 1640 Terminal Server

Other
Ground Station Site Information




Exhibit B

Patents

Title                                Registration No.               Jurisdiction
---------------------------------------------------------------------------------
Tube Mounted Telephone                 5,627,891                          U.S.
Handset in an Armrest

Telephone Handset and                  5,652,792                          U.S.
Cradle

Multi-Purpose Telepohone               5,394,467                          U.S.
Strain Relief

Wired Seat Back Aircraft               5,410,597                          U.S.
Telephone Set6

Armrest Cradle for                     5,865,503                          U.S.
Electronic
Communications Handset

Airplane Telephone Set                 D361,568                           U.S.

Airline Telephone Handset              D370,910                           U.S.
With Digital Passenger
Control Functions and
Video Game Controls

Airline Telephone Handset              D363,068                           U.S.
With Digital Passenger
Control Functions and
Video Game Controls

Telephone Handset                     D371,553                            U.S.

Telephone Handset                        18022                           Austria

Telephone Handset                        77925                           Canada

Armrest Cradle for                     2184424                           Canada
Electronic
Communications Handset

Telephone Handset                       954887                           France

Telephone Handset                     M9507231.4                         Germany

Airplane Telephone                    29580194.8                         Germany

Telephone Handset                      2050278                         Great Britain

Telephone Handset                      9900591.0                         Hong Kong

Telephone Handset                       986218                           Japan

Telephone Handset                       192764                           Korea

Airplane Telephone                      348946                           Korea



Armrest Cradle for                      200024                           Mexico
Electronic Communications
Handset

Telephone Handset                        59555                           Sweden

Telephone Handset                      2050278                          Singapore

Tube Mounted Telephone                  174723                          Taiwan
Handset in an Armrest

Patent Applications

Title                                 Serial No.                      Jurisdiction
--------------------------------------------------------------------------------
Airplane Telephone                      09/454416                              U.S.

Aircraft Cockpit                        09/990192                              U.S.
Telephony

Aircraft Cabin Telephony                09/648947                              U.S.

Multiple Handset Cradle                 09/723648                              U.S.
Assembly

Methods and Systems for                 09/853137                              U.S.
Audio Distribution Over
Aircraft
Telecommunications
Wiring

Airplane Telephone                        2188768                           Canada

Airplane Telephone                       95193450.3                          China



Exhibit C

Patents

Title                           Registration No.                          Jurisdiction
--------------------------------------------------------------------------------------
Stabilization of Frequency          5,455,964                                    U.S.
And Power in an Airborne
Communication System

Credit Card Reader                  5,463,678                                    U.S.

High Bandwidth Delivery             6,201,797                                    U.S.
And Internet Access for
Airborne Passenger

Seamless hand-Off for               6,303,281                                    U.S.
Air-To-Ground Systems

Short Messaging Method              6,559,287                                    U.S.
And System for Airborne
Passengers

Patent Applications

Title                               Serial No.                           Jurisdiction
-------------------------------------------------------------------------------------
System and Method for                  09/312011                           U.S.
Communication Between
Airborne and Ground-Based
Entities

Aircraft Data                         09/884724                            U.S.
Communications Services
For Users

Aircraft Data Services                09/884730                            U.S.

Multi-Nodal Digital                   09/451579                            U.S.
Telephone Distribution
System

Multi-Nodal Digital                  09/849135                             U.S.
Telephone Distribution
System

Aircraft Data                       PCT/USO2/19336                         U.S.
Communications Services

For Users
Aircraft Data Services             PCT/US02/19337                          U.S.